UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 04, 2023

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2023, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s continued non-compliance with the minimum bid price requirement in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on The Nasdaq Capital Market, the Staff had determined to delist the Company’s securities from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel, at which hearing the Company will provide its plan to regain compliance with the Minimum Bid Price Requirement. The Company’s request for a hearing will stay any suspension or delisting action by Nasdaq pending the Panel’s final decision.

On December 20, 2022, the Company held a special meeting of stockholders at which the Company’s stockholders approved the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the shares of the Company’s common stock, issued and outstanding or held by the Company in treasury, at a specific ratio, ranging from one-for-four (1:4) to one-for-forty (1:40), with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders.

As previously disclosed, the Staff’s determination follows the receipt by the Company of a deficiency notice from the Staff on January 3, 2022, indicating that based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days, the Company was not in compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 days, or until July 5, 2022, to regain compliance with the Minimum Bid Price Requirement. On July 8, 2022, the Company transferred to The Nasdaq Capital Market and it was afforded the remainder of The Nasdaq Capital Market’s second 180 day calendar day compliance period, or until January 3, 2023, to demonstrate compliance with the Minimum Bid Price Requirement. However, as disclosed above, the Company did not regain compliance with the Minimum Bid Price Requirement by January 3, 2023.

Item 8.01 Other Events.

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2022 and its Quarterly Reports on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 10, 2022, for the period ended June 30, 2022, filed with the SEC on August 9, 2022, and for the period ended September 30, 2022, filed with the SEC on November 8, 2022.

Risks Related to our Common Stock

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the desilting of our common stock

On January 3, 2022, we received a letter (the “Notice”) from the Listing Qualifications Staff (the “Staff) of the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that, based upon the closing bid price of our common stock for the last 30 consecutive business days, we are not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We were provided a compliance period of 180 calendar days from the date of the Notice, or until July 5, 2022, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On July 6, 2022, we transferred to The Nasdaq Capital Market and we were afforded the remainder of The Nasdaq Capital Market’s second 180 calendar day compliance period, or until January 3, 2023, to regain compliance with the Minimum Bid Price Requirement.

On January 4, 2023, we received notice from the Staff that due to our continued non-compliance with the Minimum Bid Price Requirement, it had determined to delist our securities from The Nasdaq Capital Market unless we timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). We intend to timely request a hearing before the Panel, at which hearing we will provide our plan to regain compliance with the Minimum Bid Price Requirement.

We will continue to monitor the closing bid price of our common stock and seek to regain compliance with all applicable Nasdaq requirements within any compliance periods provided and may, if appropriate, consider available options, including implementation of a reverse stock split, to regain compliance with the Minimum Bid Price Requirement. If we seek to implement a reverse stock split in order to remain listed on Nasdaq, the announcement or implementation of such a reverse stock split could negatively affect the price of our common stock. There can be no assurance that we will regain compliance with the Minimum Bid Price Requirement during any compliance period provided by Nasdaq or maintain compliance with the other Nasdaq listing requirements. A delisting could substantially decrease trading in our common stock, adversely affect the market liquidity of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Additionally, the market price of our common stock may decline further and stockholders may lose some or all of their investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	January 6, 2023	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer